UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2015
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant's telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 14, 2015 Spotlight Innovation Inc.'s (the "Company") subsidiary Celtic Biotech Inc. ("Celtic") entered into a Clinical Study Management Agreement (the "Agreement") with ImmunoClin Ltd. ("ImmunoClin") whereby ImmunoClin is to conduct, on behalf of Celtic the second part of the study Open Label Phase I Clinical Trial of Crotoxin in Patients with Advanced Cancer using an Intravenous Route of Administration" (the "Study"). Pursuant to the Agreement the timing of the Study is expected to be 18 months, and Celtic has agreed to pay ImmunoClin an aggregate of Euro 525,330 ($576,865 USD based on current conversion rates) payable in installments (as defined in the Agreement) during the course of the Study.

The foregoing summary of Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, copy of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Filed with this Current	Incorporated by reference
Exhibit No.	Description	Report	Form	Filing Date	Exhibit No.

10.20	Clinical Study Management Agreement between Celtic Biotech Inc. and ImmunoClin Ltd.	☒

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: July 15, 2015	By:	/s/ Cristopher Grunewald
	Name:	Cristopher Grunewald
	Title:	President